EXECUTION VERSION
AGREEMENT

This agreement (the “Agreement”), dated April 20, 2022, is made by and between Envista Holdings Corporation (“Purchaser”) and Carestream Dental Technology Parent Limited (“Carestream Parent”). Reference is made to the Stock and Asset Purchase Agreement (as amended, modified or supplemented from time to time, the “Purchase Agreement”), dated as of December 21, 2021, by and between Purchaser and Carestream Parent. Defined terms used herein without definition shall have the meaning given to such terms in the Purchase Agreement. Purchaser and Carestream Parent are referred to herein as the “Parties”.
WHEREAS, the Parties wish to set forth their agreement with respect to certain matters relating to the transactions contemplated by the Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and of the mutual benefits to be derived herefrom, the Parties agree as follows:
1.Intercompany Note.
a.The amount outstanding pursuant to the Intercompany Note immediately prior to the Closing shall not exceed the Adjusted Purchase Price.
b.Immediately after the Closing on the Closing Date, Purchaser (i) shall cause Dental Imaging Technologies Corporation to contribute to UK IPCo an amount of cash, in exchange for the issuance by UK IPCo to Dental Imaging Technologies Corporation of additional shares of UK IPCo, sufficient (when taken together with cash on hand at UK IPCo) to repay in full the outstanding amount of the Intercompany Note and (ii) immediately thereafter, shall cause UK IPCo to pay to Carestream Dental Technology Topco Limited the outstanding amount of the Intercompany Note in full satisfaction of UK IPCo’s obligations under the terms of the Intercompany Note.
c.The parties agree that the purchase price for the shares of UK IPCo shall be calculated net of the Intercompany Note.
2.Pre-Closing Reorganization and UK ServiceCo.
a.Schedule A of the Purchase Agreement is hereby amended and restated in its entirety by Schedule A hereto.
b.The third recital of the Purchase Agreement is hereby amended and restated in its entirety as follows:
WHEREAS, prior to the Closing, and upon the terms and subject to the conditions contained in this Agreement, Carestream Parent will, and will cause its Affiliates to, effect an internal reorganization in accordance with the terms set forth in Schedule A (the “Pre-Closing Reorganization”), pursuant to which, among other things, it is contemplated that (a) Carestream Dental Technology Topco Limited will transfer certain contracts to Carestream Dental Technology Limited, a wholly owned private limited company registered in England and Wales (“UK IPCo” or the “Newco Transferred Entity” and together with Carestream China, the “Transferred Entities”), (b) Carestream Parent will cause Carestream Dental Technology Topco Limited to convey, assign, transfer and deliver its economic rights to the Transferred Intellectual Property as set forth in Schedule A (“Newco Intellectual Property”) to UK IPCo, (c) UK IPCo will form a U.S.
1007642791v15

branch and allocate certain NewCo Intellectual Property to such branch, (d) the assets, properties and rights of Carestream China that are not Transferred Assets shall be transferred from Carestream China to one or more entities designated by Carestream Parent on or prior to the Closing Date, and (e) the liabilities of Carestream China that are not Assumed Liabilities shall be assumed by one or more entities designated by Carestream Parent (other than the Transferred Entities) on or prior to the Closing Date;
c.Any reference to “Newco Transferred Entities” in the Purchase Agreement shall be read as “Newco Transferred Entity” (as defined in the amended third recital in this Agreement), along with any other changes necessary to reflect the change from plural to singular.
d.Section 5.13(f) of the Purchase Agreement is amended by deleting “and UK Service Co”.
e.Section 9.2(a) of the Purchase Agreement is amended by deleting the following in its entirety: ““UK ServiceCo” shall have the meaning set forth in the recitals.”.
f.Sellers and Purchaser acknowledge and agree that Sellers’ remaining interest in the Direct Sale IP (including all legal rights, benefits and burdens thereto) is, as at the Closing, sold, assigned, transferred, conveyed and delivered to Nobel Biocare Services AG.
3.The Supply Agreement.
a.Exhibit E in the Table of Contents of the Purchase Agreement is hereby amended to read “Exhibit E – Nil”.
b.Sections 2.2(a)(iii), 2.2(b)(i), 3.19, 3.22, 4.8(d), 5.11(b), 5.20(a), and 9.2(a) of the Purchase Agreement are amended by deleting all references to “the Supply Agreement” (and any grammatical changes necessary to preserve the intent of the foregoing sections following such deletion).
c.Section 5.20(b) of the Purchase Agreement is hereby deleted from the Purchase Agreement in its entirety.
d.Section 9.2(a) of the Purchase Agreement is amended by deleting the following in its entirety: ““Supply Agreement” means the transitional supply agreement between Purchaser and Carestream Parent or an Affiliate of Carestream Parent, consistent with the terms set forth in Exhibit E.”.
4.Transitional Distribution Agreement.
a.Exhibit G in the Table of Contents of the Purchase Agreement is hereby amended to read “Exhibit G – Nil”.
b.Sections 2.2(a)(iii), 2.2(b)(i), 3.19, and 9.2(a) of the Purchase Agreement are amended by deleting all references to “the Transitional Distribution Agreement” (and any grammatical changes necessary to preserve the intent of the foregoing sections following such deletion).
1007642791v15

c.Section 5.28 of the Purchase Agreement is amended by deleting the following in its entirety:
To the extent that Purchaser does not arrange by the Closing for new agreements with all such distributors and dealers to be entered into in connection with the Closing, the parties hereto shall enter into a master distribution agreement to provide for the distribution of Business Products by Carestream Parent and its Affiliates to such distributors and dealers following the Closing until the date that is six (6) months from the date hereof (or until such time as Purchaser enters into a new agreement with the applicable distributor or dealer) and on such other terms as may be mutually reasonably agreed upon by the parties hereto prior to the Closing, which terms shall be consistent with Exhibit G (the “Transitional Distribution Agreement”).
d.Section 9.2(a) of the Purchase Agreement is amended by deleting the following in its entirety: ““Transitional Distribution Agreement” shall have the meaning set forth in Section 5.28.”.
5.Disclosure Schedule Amendments.
a.The Disclosure Schedules are hereby amended to include the information set forth in Schedule B hereto as Section 5.9(j)(iv) of the Disclosure Schedules, immediately following Section 5.9(i)(iii) of the Disclosure Schedules, effective as of the date of the Purchase Agreement.
b.The Disclosure Schedules are hereby amended to include the following as Section 3.3(b), immediately following Section 3.3(a) of the Disclosure Schedules, effective as of the date of the Purchase Agreement: “As of the Closing, US$15.6M of the registered capital of Carestream China will be paid up.”
c.Section 3.8(a) of the Disclosure Schedules is amended to delete “1.    Csdentalconnect.com” and replace such phrase with “Nil.”.
6.Severance (other than China Severance). Purchaser and Carestream Parent agree that the Estimate includes an adjustment for $493,200.43, which represents an estimate of the 50% of the Severance payable as contemplated in Section 5.9(h)(ii)(A) and (B). Purchaser and Carestream Parent agree such amount will not be subject to any upward or downward adjustment pursuant to Section 1.7 of the Purchase Agreement, any other section of the Purchase Agreement or otherwise and irrevocably waive the applicability of the reimbursement obligation of the Purchaser pursuant to the first proviso to Section 5.9(h)(ii)(A) and (B) in respect of the Severance contemplated in Section 5.9(h)(ii)(A) and (B).
7.China Severance. The Severance payable to employees pursuant to Section 5.9(h)(ii)(C) of the Purchase Agreement shall be paid by Carestream China following Closing at its next scheduled payroll date. Accordingly, Purchaser and Carestream Parent agree that Carestream Parent shall include 50% of such Severance as a current liability in the calculation of Working Capital, subject to adjustment pursuant to Section 1.7 of the Purchase Agreement, and Carestream Parent irrevocably waives the applicability of the reimbursement obligation of the Purchaser pursuant to the first proviso to Section 5.9(h)(ii)(C) in respect of such Severance contemplated in Section 5.9(h)(ii)(C).
1007642791v15

8.China Intercompany Balances. Section 5.10(a)(i) is hereby deleted in its entirety and replaced with the following:
As promptly as possible following the Closing, Carestream Parent and Purchaser shall cause the Carestream China Intercompany Balances to be settled; provided that if the Carestream China Intercompany Balances Adjustment Amount is positive and the Carestream China Intercompany Balances are not settled within six (6) months following the Closing, Purchaser shall pay to Carestream Parent the amount of such Carestream China Intercompany Balances Adjustment Amount, without duplication and in full satisfaction of the Carestream China Intercompany Balances, net of any Tax and other costs and expenses that would reasonably be expected to be incurred in connection with the cancellation of the accounts payable related to the Carestream China Intercompany Balances. In the event Carestream Parent receives both payment from Purchaser directly and from Carestream China in respect of the same Carestream China Intercompany Balance, Carestream Parent shall reimburse Purchaser for the amount of any such payment.
9.China Fixed Assets. At the end of the term of Schedule R11 of the ‘R&D’ section of the Transition Services Agreement between Purchaser and Carestream Parent, dated on or about the date hereof (the “TSA”), Purchaser will cause Carestream China to deliver possession of the assets listed on Schedule C hereto to Shanghai CC Dental Trading Co., Ltd. (“CareCapital”) provided that, the costs of such delivery shall be borne by Carestream Parent. Carestream China acknowledges it is holding the assets listed on Schedule C hereto in trust for the benefit of CareCapital and shall use commercially reasonable efforts to only use the assets for the specific purpose of providing the services set forth in Schedule R8 of the ‘R&D’ section of the TSA.
10.Inventory at MLV.    Purchaser agrees that Carestream Parent and its Affiliates shall retain physical possession and use of the spare parts Inventory forming part of the Transferred Assets located at the facility in MLV, France as of the Closing (the “Spare Parts”). Carestream Parent shall use the Spare Parts solely in the provision of its services under the TSA related to repair of Business Products and not for any other purpose. At the end of the term of such service, in accordance with the terms of the TSA, Carestream Parent shall deliver, for no additional cost, any unused Spare Parts to the address specified by Purchaser in writing, at Purchaser’s sole cost and expense.
11.Assets and Fixtures at Rayco.     Purchaser acknowledges and agrees that Carestream Parent shall retain all rights to all assets and fixtures at the Rayco (Shanghai) Medical Products Company Limited (“Rayco”) facility primarily related to the Retained Products or Retained Business. At the end of the term of the Specified Contract, as may be amended, restated, modified, supplemented or replaced from time to time, to the extent such assets and fixtures are returned to Purchaser or any of its Affiliates, Purchaser shall notify Carestream Parent of the return of such assets in writing and, for no consideration, execute and deliver, or cause to be executed and delivered, any documents required to convey such assets to Carestream Parent. Carestream Parent shall be responsible for all costs in relation to the conveyance and delivery of such assets to Carestream Parent. Carestream Parent shall not, and will cause its Affiliates not to, remove or request the removal of any such assets and fixtures from the Rayco facility or limit the use of such assets or fixtures by Rayco, in each case prior to the end of the term of the Specified Contract as may be amended, restated, modified, supplemented or replaced from time to time, to the extent such assets and fixtures are also used in
1007642791v15

the Business or by Rayco for the manufacture of Business Products. Purchaser shall not, and will cause its Affiliates not to, remove or request the removal of any assets and fixtures owned by it from the Rayco facility or limit the use of such assets or fixtures by Rayco, in each case prior to the end of the term of the Specified Contract as may be amended, restated, modified, supplemented or replaced from time to time, to the extent such assets and fixtures are also used in the Retained Business or by Rayco for the manufacture of Retained Products.
12.Germany Payroll. Carestream Parent shall cause Carestream Dental Germany (“Carestream Germany”) to make April 22 payroll payments and remittances for the Transferred Employees in Germany covering the period from April 1-30, 2022. Purchaser shall cause EH Germany to reimburse Carestream Germany for the payroll payments and related remittances for the period from the Closing Date through April 30, 2022. Carestream Germany shall provide to EH Germany an invoice for such costs within 30 days after Closing, and Purchaser shall cause EH Germany to pay such invoice within 30 days of receipt.
13.Italy Local Transfer Agreement. To the extent the Local Transfer Agreement between Carestream Dental Italy S.r.l. (“Carestream Italy”) and KaVo Italia S.r.l. (“Kavo Italy”) is not executed and notarized prior to the Closing Date, each of Carestream Parent and Purchaser undertake to cause Carestream Italy and Kavo Italy to execute and have the Local Transfer Agreement notarized as soon as practicable following Closing and to lodge the Local Transfer Agreement with the relevant Governmental promptly thereafter. Until the Local Transfer Agreement is executed and notarized Carestream Parent and the Purchaser agree that the relevant Transferred Contracts assigned thereunder shall be subject to Section 1.3 of the Purchase Agreement.
14.Company Seal. To the extent any documents related to the Pre-Closing Reorganization, any Transaction Documents or other Closing deliverables related to Carestream China require the affixation of the company seal that is not so affixed prior to Closing or any local registration authority requires original, wet-ink signature pages of any documents related to the Pre-Closing Reorganization, any Transaction Documents or other Closing deliverables related to Carestream China, Carestream Parent and Purchaser agree to cooperate with each other, and cause their respective Affiliates to, affix the applicable company seal and deliver any required original, wet-ink signature pages, in each case, as soon as reasonably practicable following the Closing.
15.Confirmatory Patent Assignment.  Reasonably promptly following the Closing, Carestream Parent will cause its applicable Affiliates to execute and deliver to Purchaser assignment documents, mutually agreed upon by Purchaser and Carestream Parent, confirming such Affiliates have assigned legal title in certain of the Transferred Patents to Carestream Dental LLC or Trophy SAS, as applicable.
16.Governing Law. This Agreement, and all proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement hereof shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. Each Party hereby irrevocably submits to the
1007642791v15

exclusive jurisdiction of the Delaware Court of Chancery (or, if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such documents may not be enforced in or by said courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Delaware State or federal court. Each Party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.1 of the Purchase Agreement, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.
17.Miscellaneous. Except to the extent expressly provided in this letter agreement, all of the terms and provisions of the Purchase Agreement are and will remain in full force and effect and nothing herein shall be construed as a waiver, modification or amendment of any provision of the Purchase Agreement. The provisions of Sections 9.3 (Severability), 9.4 (Entire Agreement; No Third-Party Beneficiaries), 9.5 (Amendment; Waiver), 9.6 (Binding Effect; Assignment), 9.10 (Construction) and 9.12 (Counterparts) of the Purchase Agreement are hereby incorporated into and will apply to this letter mutatis mutandis.
[Remainder of Page Intentionally Left Blank]

1007642791v15

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CARESTREAM DENTAL
TECHNOLOGY PARENT LIMITED

By: /s/ Jane Guinn
Name: Jane Guinn
Title: Director

ENVISTA HOLDINGS CORPORATION

By: /s/ Amir Aghdaei
Name: Amir Aghdaei
Title: CEO

[Signature Page to Closing Agreement]
1007642791v15